                                                                       EXHIBIT 3

                            STOCK OPTION AGREEMENT


     THIS STOCK OPTION AGREEMENT dated as of November 12, 1996 (the "Agreement")
                                                                     ---------
is entered into by and between Rational Software Corporation, a Delaware corporation ("Acquiror"), and SQA, Inc., a Delaware corporation ("Target").
              --------                                            ------

                                    RECITALS
                                    --------

     WHEREAS, concurrently with the execution and delivery of this Agreement, Acquiror, Target and Sunshine Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Acquiror ("Sub"), are entering into an
                                            ---
Agreement and Plan of Reorganization (the "Merger Agreement"), which provides
                                           ----------------
that, among other things, upon the terms and subject to the conditions thereof, Sub will be merged with and into Target (the "Merger") with Target continuing as
                                              ------
the surviving corporation and as a wholly owned subsidiary of Acquiror; and

     WHEREAS, as a condition to Acquiror's and Sub's willingness to enter into the Merger Agreement, Acquiror has requested that Target agree, and Target has so agreed, to grant to Acquiror an option to acquire shares of Target's Common Stock upon the terms and subject to the conditions set forth herein;

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1.  GRANT OF OPTION
          ---------------

     Target hereby grants to Acquiror an irrevocable option (the "Option") to
                                                                  ------
acquire 1,213,296 shares (the "Option Shares") of the Common Stock, par value
                               -------------
$.01 per share, of Target ("Target Shares") in  the  manner set forth below by
                            -------------
paying cash a price of $35.26 per share (the Exercise Price").  Capitalized
                                             --------------
terms used in this Agreement but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

     2.   EXERCISE OF OPTION
          ------------------

     The Option may be exercised by Acquiror, in full (but not in part), at any time, (i) upon the termination of the Merger Agreement upon the occurrence of any of the events described in Section 7.3(b)of the Merger Agreement, or (ii) upon the termination of the Merger Agreement upon the occurrence of any of the events described in Section 7.1(c)(ii) of the Merger Agreement if, in the case of this clause (ii), (x) prior to such event, there shall have been a Trigger Event or Takeover Proposal or (y) within 180 days after such event, there shall be a Trigger Event or a Takeover Proposal (any of such events described in clause (i) or (ii) being referred to herein as an "Exercise Event").  In the
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event Acquiror wishes to exercise the Option, Acquiror shall deliver to Target a written notice (an "Exercise Notice") specifying Acquiror's intention to
                    ---------------
exercise the Option. The closing of a purchase of Option Shares (the "Closing")
                                                                      -------
shall occur on a date and at a time designated by Acquiror in an Exercise Notice delivered at least five business days prior to the date of such Closing, which Closing shall be held at the offices of counsel to Target. The Option shall terminate upon the earliest of (i) the Effective Time, (ii) 180 days following the termination of the Merger Agreement pursuant to Article VII thereof, if an Exercise Event shall have occurred on or prior to the date of such termination (or, if later, ten days following the event described in clause (ii)(y) above), and (iii) the date on which the Merger Agreement is terminated pursuant to
Article VII thereof if an Exercise Event shall not have occurred on or prior to such date; provided, however, with respect to the preceding clause (ii) of this
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sentence, that if, at the expiration of the period specified therein, the Option cannot be exercised by reason of any applicable judgment, decree, order, laws or regulation, or because the waiting period related to the issuance of the Option Shares under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
amended (the "HSR Act"), if applicable, shall not have expired or been
              -------
terminated, then the Option shall not terminate until the tenth business day after such impediment to exercise shall have been removed or shall have become final and not subject to appeal. Notwithstanding the foregoing, the Option may not be exercised if Acquiror is in breach in any material respect of any of its covenants or agreements contained in the Merger Agreement, or more than one year after the Exercise Event.

     3.   CONDITIONS TO CLOSING
          ---------------------

     The obligation of Target to issue Option Shares to Acquiror hereunder is subject to the conditions that (a) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated; (b) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state, local or foreign administrative agency or commission or other Federal, state, local or foreign governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be; and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

     4.   CLOSING
          -------

     At any Closing, (a) Target shall deliver to Acquiror a single certificate in definitive form representing the number of Target Shares designated by Acquiror in its Exercise Notice, such certificate to be registered in the name of Acquiror and to bear the legend set forth in Section 9 hereof, and (b) Acquiror shall pay to Target the aggregate purchase price for the Target Shares so designated and being purchased by delivery of a certified check or bank check.

      5.  REPRESENTATIONS AND WARRANTIES OF TARGET
          ----------------------------------------

     Target represents and warrants to Acquiror that (a) Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate

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power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by Target and consummation by Target of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target and no other corporate proceedings on the part of Target are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by Target and constitutes a legal, valid and binding obligation of Target and, assuming this Agreement constitutes a legal, valid and binding obligation of Acquiror, is enforceable against Target in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) except for any filings as may be required under the HSR Act or filings required for companies quoted on the NASDAQ National Market, Target has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Target Shares for Acquiror to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Target Shares or other securities which may be issuable pursuant to Section 8 upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (e) upon delivery of the Target Shares and any other securities to Acquiror upon exercise of the Option, Acquiror will acquire such Target Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by Acquiror; (f) the execution and delivery of this Agreement by Target do not, and the performance of this Agreement by Target will not, (i) violate the Certificate of Incorporation or Bylaws of Target, (ii) conflict with or violate any order applicable to Target or any of its subsidiaries or by which they or any of their property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Target or any of its subsidiaries pursuant to, any contract or agreement to which Target or any of its subsidiaries is a party or by which Target or any of its subsidiaries or any of their property is bound or affected, except, in the case of clauses (ii) and
(iii) above, for violations, conflicts, breaches, defaults, rights of termination, amendment, acceleration or cancellation, liens or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on Target; and (g) the execution and delivery of this Agreement by Target do not, and the performance of this Agreement by Target will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except pursuant to the HSR Act or for companies quoted on the NASDAQ National Market, if applicable.

      6.  REPRESENTATIONS AND WARRANTIES OF ACQUIROR
          ------------------------------------------

     Acquiror represents and warrants to Target that (a) Acquiror is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly authorized by all necessary

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corporate action on the part of Acquiror and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by Acquiror and constitutes a legal, valid and binding obligation of Acquiror and, assuming this Agreement constitutes a legal, valid and binding obligation of Target, is enforceable against Acquiror in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) the execution and delivery of this Agreement by Acquiror do not, and the performance of this Agreement by Acquiror will not, (i) violate the Certificate of Incorporation or Bylaws of Acquiror, (ii) conflict with or violate any order applicable to Acquiror or any of its subsidiaries or by which they or any of their property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Acquiror or any of its subsidiaries pursuant to, any contract or agreement to which Acquiror or any of its subsidiaries is a party or by which Acquiror or any of its subsidiaries or any of their property is bound or affected, except, in the case of clauses (ii) and (iii) above, for violations, conflicts, breaches, defaults, rights of termination, amendment, acceleration or cancellation, liens or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror; (e) the execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except pursuant to the HSR Act, if applicable; and (f) any Target Shares acquired upon exercise of the Option will not be acquired by Acquiror with a view to the public distribution thereof and Acquiror will not sell or otherwise dispose of such shares in violation of applicable law or this Agreement.

     7.   [Intentionally Left Blank]

     8.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION
          -----------------------------------------

     In the event of any change in the Target Shares by reason of stock dividends, split-ups, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option and the Exercise Price shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Acquiror shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Acquiror would have received in respect of the Target Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

     9.   RESTRICTIVE LEGENDS
          -------------------

     Each certificate representing Option Shares issued to Acquiror hereunder, shall include a legend in substantially the following form:

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

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF NOVEMBER 12, 1996, A COPY OF WHICH MAY BE OBTAINED FROM SQA, INC.

     10.  NASDAQ NATIONAL MARKET LISTING AND HSR FILING
          ---------------------------------------------

     Target, upon the request of Acquiror, shall promptly file an application to list the Target Shares to be acquired upon exercise of the Option for quotation on the Nasdaq National Market and shall use its best efforts to obtain approval of such listing as soon as practicable. Promptly after the date hereof, each of the parties hereto shall promptly file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act, if any, to permit the acquisition of the Target Shares subject to the Option at the earliest possible date.

     11.  BINDING EFFECT
          --------------

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any shares sold by a party in compliance with the provisions of
Section 7 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement and any transferee of such shares shall not be entitled to the rights of such party. Certificates representing shares sold in a registered public offering pursuant to Section 7 shall not be required to bear the legend set forth in Section 9.

     12.  SPECIFIC PERFORMANCE
          --------------------

     The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

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

     13.  ENTIRE AGREEMENT
          ----------------

     This Agreement and the Merger Agreement (including the Exhibits and Schedules thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     14.  FURTHER ASSURANCES
          ------------------

     Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     15.  VALIDITY
          --------

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and shall execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

     16.  NOTICES
          -------

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (1)  if to Acquiror, to:

               Rational Software Corporation
               2800 San Tomas
               Expressway
               Santa Clara, CA  95051
               Attention:  President
               Telephone No.:        (408) 496-3600
               Telecopy No.:         (408) 970-0715

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

               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention:  Frank Currie, Esq.
               Telephone No.:        (415) 493-9300
               Telecopy No.:         (415) 493-6811

          (2)  if to Target, to:

               SQA, Inc.
               One Burlington Woods
               Burlington, Massachusetts 01803

               Attention:  President
               Telephone No.:        (617) 229-3500
               Telecopy No.:         (617) 229-3783

               with a copy to:

               Testa, Hurwitz & Thibeault, LLP
               High Street Tower, 125 High Street
               Boston, Massachusetts 02110
               Attention:  William J. Schnoor, Jr. Esq.
               Telephone No.:        (617) 248-7000
               Telecopy No.:         (617) 248-7100

     17.  GOVERNING LAW
          -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

     18.  COUNTERPARTS
          ------------

     This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

     19.  EXPENSES
          --------

     Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

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

     20.  AMENDMENTS; WAIVER
          ------------------

     This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

     21.  ASSIGNMENT
          ----------

     Neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that Acquiror may assign its rights and obligations hereunder to Sub.

                    [Remainder of Page Intentionally Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                              RATIONAL SOFTWARE CORPORATION



                              By:_______________________________________________
                                   Name:
                                   Title:



                              SQA, INC.



                              By:______________________________________________
                                   Name:
                                   Title:

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